Exhibit 99.1

Forescout Announces Expiration of “Go-Shop” Period

Acquisition by Advent International On-Track to Close in the Second Quarter of 2020

SAN JOSE, Calif. – March 9, 2020 – Forescout Technologies, Inc. (NASDAQ:FSCT) (“Forescout”), the leader in device visibility and control, today announced the expiration of the 30-day “go-shop” period under the terms of the merger agreement among Forescout and Advent International (“Advent”), one of the largest and most experienced global private equity investors, which was previously announced on February 6, 2020. For this transaction, Advent has partnered with Crosspoint Capital Partners (“Crosspoint Capital”), a private equity investment firm focused on the cybersecurity and privacy industries, as its co-investor and advisor. The “go-shop” period expired at 12:01 a.m. on March 8, 2020. No alternative acquisition proposals were received by Forescout during the go-shop period.

Pursuant to the merger agreement, during the “go-shop” period, Forescout’s Board of Directors, with the assistance of Morgan Stanley & Co. LLC (“Morgan Stanley”), Forescout’s financial adviser, actively solicited alternative acquisition proposals from third parties that Forescout and Morgan Stanley believed might be interested in a possible alternative transaction. During this process, Forescout and Morgan Stanley engaged with more than 20 parties. Forescout is now subject to customary “no-shop” restrictions that limit its and its representatives’ ability to solicit alternative acquisition proposals from third parties subject to customary “fiduciary out” provisions. Although Forescout has concluded the comprehensive “go-shop” process, under the terms of the merger agreement with Advent, any party may still submit a superior acquisition proposal for consideration until the closing of the transaction.

The transaction is expected to close in the second calendar quarter of 2020, subject to customary closing conditions, including approval by Forescout shareholders and receipt of regulatory approvals. Upon completion of the transaction, Forescout common stock will no longer be listed on any public market.

About Forescout

Forescout provides security at first sight. Our company delivers device visibility and control to enable enterprises and government agencies to gain complete situational awareness of their environment and orchestrate action. Learn more at forescout.com.

Additional Information and Where to Find It

On March 3, 2020, Forescout filed a preliminary proxy statement in connection with the special meeting of stockholders (the “Special Meeting”) related to the proposed acquisition of Forescout. Prior to the Special Meeting, Forescout will furnish a definitive proxy statement to its stockholders, together with a white proxy card. Stockholders are urged to read the definitive proxy statement (including any amendments or supplements thereto) and any other relevant documents when they become available because they will contain important information. Detailed information regarding the names, affiliations and interests of individuals who are participants in the solicitation of proxies of Forescout’s stockholders is available in Forescout’s preliminary proxy statement.

Stockholders may obtain, free of charge, Forescout’s proxy statement (in both preliminary and definitive form), any amendments or supplements thereto and any other relevant documents filed by Forescout with the Securities and Exchange Commission (the “SEC”) in connection with the Special Meeting at the SEC’s website (http://www.sec.gov). Copies of Forescout’s definitive proxy statement, any amendments or supplements thereto and any other relevant documents filed by Forescout with the SEC in connection with the Special Meeting will also be available, free of charge, at Forescout’s website (http://www.investors.forescout.com) or by writing to Forescout Technologies, Inc., Attention: Investor Relations, 190 West Tasman Drive, San Jose, California 95134. In addition, copies of these materials may be requested, free of charge, from Forescout’s proxy solicitor by writing to Innisfree M&A Incorporated, 501 Madison Avenue, 20th Floor, New York, NY 10022, or calling toll-free to (888) 750-5834.

Forward Looking Statements

This press release contains forward-looking statements that involve risks and uncertainties, including statements regarding our pending acquisition by affiliates of Advent International Corporation and the expected timing of the closing of the transaction. These forward-looking statements involve risks and uncertainties. If any of these risks or uncertainties materialize, or if any of our assumptions prove incorrect, our actual results could differ materially from the results expressed or implied by these forward-looking statements. These risks and uncertainties include risks associated with: the risk that the conditions to the closing of the transaction are not satisfied, including the risk that required approvals from Forescout shareholders or required regulatory approvals are not obtained; potential litigation relating to the transaction; uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; risks that the proposed transaction disrupts the current plans and operations of Forescout; and the risks described in the filings that we make with the SEC from time to time, including the risks described under the headings “Risk Factors” and “Management Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K, which was filed with the SEC on February 28, 2020, and which should be read in conjunction with our financial results and forward-looking statements, and is available on the SEC filings section of the Investor Relations page of our website at https://investors.Forescout.com. All forward-looking statements in this press release are based on information available to us as of the date of this press release, and we do not assume any obligation to update the forward-looking statements provided to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Contacts

Investor Relations:

Michelle Spolver

408-721-5884

michelle.spolver@forescout.com

Media Relations:

Katie Beck

650-314-8705

katie.beck@forescout.com